                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1997

Net income, fiscal year ended June 30, 1997. . . . .                 $57,745,000

Dividends declared:
    Class A Common -- $1.06 per share . . . . . . . .$ (7,682,000)
    Class B Common -- $1.07 per share . . . . . . . . (14,422,000)
                                                                     (22,104,000)

Undistributed Earnings . . . . . . . . . . . . . . .                 $35,641,000

Undistributed earnings divided by
    20,725,207 average number of
    shares outstanding . . . . . . . . . . . . . . .                     $1.7197

                                                          Class A        Class B
                                                          -------        -------
Undistributed Earnings Per Share . . . . . . . . . .      $1.7197        $1.7197
Assumed Distribution of Earnings . . . . . . . . . .       1.0600         1.0700
  Earnings Per Share . . . . . . . . . . . . . . . .      $2.7797        $2.7897


                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1996

Net income, fiscal year ended June 30, 1996. . . . .                 $45,095,000

Dividends declared:
    Class A Common -- $.94 per share . . . . . . . . $ (6,870,000)
    Class B Common -- $.95 per share . . . . . . . .  (12,905,000)
                                                                     (19,775,000)

Undistributed Earnings . . . . . . . . . . . . . . .                 $25,320,000

Undistributed earnings divided by
    20,905,120 average number of
    shares outstanding . . . . . . . . . . . . . . .                     $1.2112

                                                          Class A        Class B
                                                          -------        -------
Undistributed Earnings Per Share . . . . . . . . . .      $1.2112        $1.2112
Assumed Distribution of Earnings . . . . . . . . . .       0.9400         0.9500
  Earnings Per Share . . . . . . . . . . . . . . . .      $2.1512        $2.1612














                                                                    Exhibit 11
                                    Page 1 of 2

                   KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                         FISCAL YEAR ENDED JUNE 30, 1995

Net income, fiscal year ended June 30, 1995. . . . .                 $41,439,000

Dividends declared:
    Class A Common -- $.85 per share . . . . . . . . $ (6,230,000)
    Class B Common -- $.86 per share . . . . . . . .  (11,809,000)
                                                                     (18,039,000)

Undistributed Earnings . . . . . . . . . . . . . . .                 $23,400,000

Undistributed earnings divided by
    21,071,445 average number of
    shares outstanding . . . . . . . . . . . . . . .                     $1.1105

                                                          Class A        Class B
                                                          -------        -------
Undistributed Earnings Per Share . . . . . . . . . .      $1.1105        $1.1105
Assumed Distribution of Earnings . . . . . . . . . .       0.8500         0.8600
  Earnings Per Share . . . . . . . . . . . . . . . .      $1.9605        $1.9705





































                                                                      Exhibit 11

                                    Page 2 of 2